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                             REINSURANCE AGREEMENT

                                    BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY
                            OF HARTFORD, CONNECTICUT
                                (CEDING COMPANY)

                                      AND
                      SWISS RE LIFE & HEALTH AMERICA INC.
                            OF HARTFORD, CONNECTICUT
                                  (REINSURER)

                                   EFFECTIVE
                                 JULY 24, 2008

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                               TABLE OF CONTENTS

       ARTICLES

1      Definitions
2      Parties to Agreement
3      Basis of Reinsurance
4      Reinsurer's Liability
5      Reinsurance Premiums
6      Reinsurance Benefits
7      Credit for Reinsurance
8      Reporting
9      Recapture
10     DAC Tax
11     Extra-Contractual Obligations
12     Insolvency
13     Dispute Resolution
14     Arbitration
15     Technical Arbitration
16     Entire Agreement
17     Fund and Fee Changes, Internal Replacements
18     General Provisions
19     Good Faith
20     Representations and Warranties
21     Remedies
22     Commencement and Termination
23     Collateral and Trust
24     Proprietary Information/Confidentiality
25     Notices

       SCHEDULES

A      Business Reinsured
B      Daily Reporting
C      Monthly Reporting
D      Fund Categories
E      Calculation of Collateral Amount
F      Ceding Company Data
G      Eligible Security Valuation Rates

       EXHIBITS

I      Non-Disclosure and Confidentiality Agreement
II     Trust Agreement


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                                   ARTICLE 1

                                  DEFINITIONS

1.01 DEFINITIONS. As used herein for purposes of this Agreement, the following terms have the following respective meanings:

"Accounting Period" shall have the meaning set forth in Section 5.01.

"Actuary" means a Member of the American Academy of Actuaries with expertise in variable annuity modeling who is employed by a nationally recognized firm.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person specified.

"Agreement" shall have the meaning set forth in Section 16.01.

"Applicable Period" means the number of complete calendar months between the Collateral Calculation Date and the Effective Date.

"Business Day" means any day other than a Saturday, Sunday or other day on which banks in Connecticut are required or permitted to be closed.

"Business Reinsured" shall have the meaning set forth in Section 3.01.

"Ceding Allowance" shall have the meaning set forth in Section 5.02.

"Ceding Company" shall have the meaning set forth in Section 2.01.

"Ceding Company Data" shall have the meaning set forth in Section 20.02.

"Code" shall have the meaning set forth in Section 10.01.

"Collateral" means all Eligible Securities held in the Trust Account at any time.

"Collateral Amount" shall have the meaning set forth in Section 23.01.

"Collateral Calculation Date" means the Business Day on which the Required Collateral is calculated by the Ceding Company.

"Collateral Rebalance Amount" shall have the meaning set forth in Section 23.06.

"Collateral Report" shall have the meaning set forth in Section 23.05.

"Contract Form" means any one of the Variable Annuity Contract forms or Rider forms specified in Schedule A.

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

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"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Contract Value" shall have the meaning set forth in the Variable Annuity Contract.

"Controllable Reserve Credit Event" shall have the meaning set forth in Section 7.02.

"Credit" shall have the meaning set forth in Section 7.01.

"Effective Date" shall have the meaning set forth in Section 22.01.

"Eligible Securities" shall mean any of the following:

       - Money market funds (as defined for purposes of Section 2a-7 of the Investment Company Act of 1940);

       -   U.S. Treasury Bills;

       -   U.S. Treasury Notes;

       -   U.S. Treasury Bonds; and

       -   U.S. Treasury Inflation Protection Securities.

"Error" shall have the meaning set forth in Section 18.05.

"Excess Required Collateral Withdrawal Notice" shall have the meaning set forth in the Trust Agreement.

"Fair Market Value" shall have the meaning set forth in the Trust Agreement.

"Fixed Payout Option" shall have the meaning set forth in the Rider.

"Force Majeure" shall have the meaning set forth in Section 18.09.

"Fund" means any Investment Fund Option available under a Contract Form.

"Fund Categories" means any of the eleven (11) fund types listed in Schedule D.

"General Deductions Limitation" shall have the meaning set forth in Section
10.01.

"Grantor" means the grantor of the Trust Account, being either the Reinsurer or an Affiliate of the Reinsurer.

"Initial Collateral Amount" shall have the meaning set forth in Section 23.03.

"Initial Reinsurance Premium" shall have the meaning set forth in Section 5.02.

"Internal Replacement" means a formal program initiated by the Ceding Company under which a contract owner or one or more annuitant(s) is offered the opportunity to replace a Variable Annuity Contract with another variable, fixed or immediate annuity contract or to

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Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc.
Effective July 24, 2008

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replace a Rider with another rider. Internal Replacement shall not include any retail exceptions made by the Ceding Company at the request of a contract owner or one or more annuitant(s)

"LIBOR" means the London interbank offered interest rate (expressed as a percentage per annum) for U.S. dollar deposits having a three (3) month maturity that appears on Reuters LIBOR01 as of 11:00 a.m. (New York time) on the specified date. For purposes of this definition, "Reuters LIBOR01" means the display designated as "LIBOR01" on the Reuters Service or such other page as may replace LIBOR01 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollars deposits.

"Material Communications" shall have the meaning set forth in Section 25.01.

[REDACTED]

"Net Cash Settlement" means Reinsurance Premium due the Reinsurer less Reinsurance Benefits due the Ceding Company. Where Net Cash Settlement is positive, such amount shall be due the Reinsurer. Where Net Cash Settlement is negative, the absolute value of such amount shall be due the Ceding Company.

"Net Positive Consideration" shall have the meaning set forth in Section 10.01.

"Nonpayment Termination Notice" shall have the meaning set forth in Section
21.02.

"Owner" shall have the meaning set forth in Section 24.01.

"Party" and "Parties" shall have the meaning set forth in Section 2.01.

"Past Due Premium" shall have the meaning set forth in Section 21.02.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, governmental authority or other entity.

"Procedures" shall have the meaning set forth in Section 14.02.

"Proprietary Information" shall have the meaning set forth in Section 24.01.

"Recipient" shall have the meaning set forth in Section 24.01.

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Effective July 24, 2008

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"Reinsurance Benefits" shall have the meaning set forth in Section 6.01 and
Section 6.02.

"Reinsurance Premium" shall have the meaning set forth in Section 5.03.

"Reinsurer" shall have the meaning set forth in Section 2.01.

"Reinsurer's Quota Share Percentage" shall have the meaning set forth in Section 4.03.

"Replacement Reinsurance" shall have the meaning set forth in Section 17.03.

"Representatives" means a Party's officers, directors, employees, agents or professional advisors including accountants, actuaries and attorneys.

"Required Collateral" shall have the meaning set forth in Section 23.01.

"Reserve Credit Event" shall have the meaning set forth in Section 7.03.

"Rider" means those Guaranteed Income Benefit (GIB) rider forms listed on Schedule A issued by the Ceding Company with a Variable Annuity Contract.

"Rider Fee" means the fee being assessed the contract owner for coverage under a Rider as defined in the "Benefit Summary Page" attached to and made a part of the Variable Annuity Contract.

"Routine Communications" shall have the meaning set forth in Section 16.03.

"SAP" means the statutory accounting principles, consistently applied, as prescribed or permitted by the insurance regulatory authorities in the Ceding Company's state of domicile.

"Securities Firm" means a leading market maker of over the counter equity and multi-asset derivatives with expertise in variable annuity modeling.

"Specified Policy Acquisition Expenses" shall have the meaning set forth in
Section 10.01.

"Statutory Reserve" means the reserves required to be held by the Ceding Company with respect to the Business Reinsured hereunder, calculated by the Ceding Company in accordance with SAP and applicable valuation laws, regulations and actuarial guidelines to which the Ceding Company is subject in its state of domicile.

"Step-Up" shall have the meaning set forth in the Rider.

"Tax Treatment" shall have the meaning set forth in Section 24.04.

"Technical Arbitrator" shall have the meaning set forth in Section 15.03.

"Terminal Cash Settlement" shall have the meaning set forth in Section 9.04 and
Section 9.07.

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Effective July 24, 2008

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"Trust Account" shall have the meaning set forth in Section 23.02.

"Trust Agreement" shall have the meaning set forth in Section 23.02.

"Trustee" shall have the meaning set forth in the Trust Agreement.

"Uncontrollable Reserve Credit Event" shall have the meaning set forth in
Section 7.02.

"U.S. Treasury Securities" shall mean U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds and U.S. Treasury Inflation Protection Securities.

"Valuation Rate" shall be the applicable percentage, as defined in Schedule G, to be applied to the Fair Market Value of each Eligible Security.

"Value" shall have the meaning set forth in Section 23.04.

"Value of Business Reinsured" shall have the meaning set forth in Section 9.05.

"Variable Annuity Contract" means any of the variable annuity contract forms listed on Schedule A issued by the Ceding Company to a contract owner under which the Ceding Company agrees to provide specified benefits in accordance with specified terms and conditions.

"Withdrawal Notice" shall have the meaning set forth in the Trust Agreement.

1.02  OTHER DEFINITIONAL PROVISIONS.

       a. For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole (including all Articles, Sections, Paragraphs, Exhibits and Schedules of this Agreement) unless otherwise indicated.

       b.  The term "including" means "including but not limited to."

       c. Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders.

       d. All references herein to Articles, Sections, Paragraphs, Exhibits and Schedules shall be deemed references to Articles, Sections and Paragraphs of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

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Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc.
Effective July 24, 2008

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                                   ARTICLE 2

                              PARTIES TO AGREEMENT

2.01 This is a coinsurance agreement for indemnity reinsurance solely between Hartford Life Insurance Company, a Connecticut insurance company (the "Ceding Company"), and Swiss Re Life & Health America Inc., a Connecticut insurance company, (the "Reinsurer") The Ceding Company and Reinsurer may be referred to individually as a "Party," and collectively as the "Parties".

2.02 This Agreement is solely between the Reinsurer and the Ceding Company. In no instance will any Person other than the Reinsurer and the Ceding Company have any rights under this Agreement. The Reinsurer will have no obligation to any insured, owner, or beneficiary under the Business Reinsured.

2.03 This Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and permitted assigns.

2.04 This Agreement is between sophisticated parties, each of which has reviewed this Agreement and is fully aware and informed about its terms and conditions and the implications thereof. The Parties therefore agree that this Agreement shall be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of either Party.

                                   ARTICLE 3

                              BASIS OF REINSURANCE

3.01 BUSINESS REINSURED. This Agreement shall cover those Riders listed on the seriatim data file as of June 30, 2008 provided by the Ceding Company on July 2, 2008 which contains 54,887 records with an aggregate Contract Value of $5,394,960,012 (the "Business Reinsured").

3.02 CEDING COMPANY'S RETENTION. The Ceding Company or an Affiliate shall retain a

The Ceding Company or an Affiliate shall continue to be responsible for and provide all claim management and administration services with respect to the Business Reinsured in accordance with the terms of this Agreement. With the exception of Affiliate reinsurance transactions, the Ceding Company shall not reinsure its retained amounts without the prior written consent of the Reinsurer, such consent shall not be unreasonably or arbitrarily withheld. Notwithstanding the foregoing, the Reinsurer's consent shall not be required in the event of a sale of a Controlling interest in the Ceding Company to any Person.

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Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc.
Effective July 24, 2008

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3.03  AUTOMATIC REINSURANCE. Subject to the terms and conditions of this
Agreement, the Ceding Company hereby cedes on an indemnity reinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to reinsure on an indemnity reinsurance basis, the Reinsurer's Quota Share Percentage of the Business Reinsured.

                                   ARTICLE 4

                             REINSURER'S LIABILITY

4.01 The Reinsurer's liability for reinsurance shall begin simultaneously with the Ceding Company's liability, but not prior to the Effective Date.

4.02 The Reinsurer's liability for reinsurance shall terminate on the earliest of:

       a. the date on which the Ceding Company's liability for Business Reinsured terminates;

       b.  the termination effective date as described in Section 21.02; or

       c.   the recapture effective date as described in Article 9.

4.03  The Reinsurer's Quota Share Percentage shall be eighty percent (80%).

4.04 The Reinsurer's liability shall be limited to the Reinsurer's Quota Share Percentage of the Ceding Company's contractual liabilities and obligations resulting under the terms and conditions of the Riders including any and all contractual liabilities and obligations resulting under the terms and conditions of an amendment, modification or enhancement to the Riders which are (a) required by applicable regulation or law; (b) made in response to a documented regulatory requirement; or (c) mutually agreed to in writing between the Parties. The Ceding Company shall pass the cost of such required changes to the contract owners to the full extent permitted by law, regulation or regulatory requirement and to the extent permitted under the terms of the Riders or Variable Annuity Contracts. The Reinsurer shall not be liable for any liabilities or obligations arising out of the Variable Annuity Contract or any other rider unless and only to the extent that such liabilities and obligations arise under the terms and conditions of the Riders. The Reinsurer shall be liable for the Reinsurer's Quota Share Percentage of any Rider benefits payable by the Ceding Company to contract owners age 90 or older where the Ceding Company has made the Rider election absent any communication from the contract owner.

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Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc.
Effective July 24, 2008

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                                   ARTICLE 5

                              REINSURANCE PREMIUMS

5.01 ACCOUNTING PERIOD. Accounting Period means one calendar month, with the first day of each Accounting Period being the first day of each calendar month. Notwithstanding the foregoing, the first Accounting Period shall begin on the Effective Date and shall end on August 31, 2008.

5.02  [REDACTED]

5.03  [REDACTED]

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Effective July 24, 2008

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5.04  TIMING OF PREMIUM PAYMENT. Reinsurance Premium will be payable each
Accounting Period in arrears in accordance with Article 8.

                                   ARTICLE 6

                              REINSURANCE BENEFITS

6.01 REINSURANCE BENEFITS. Except as provided in Section 6.02, the Reinsurer shall be liable for the Reinsurer's Quota Share Percentage of any contractual liabilities payable by the Ceding Company (and any Rider benefits payable by the Ceding Company to contract owners age 90 or older where the Ceding Company has made the Rider election absent any communication from the contract owner) on Business Reinsured hereunder in accordance with the terms and conditions of this Agreement (the "Reinsurance Benefits").

6.02 REINSURANCE BENEFITS UNDER FIXED PAYOUT OPTION. Notwithstanding Section 6.01, if the contract owner elects the Fixed Payout Option as providedfor in the Rider or if the Ceding Company elects such Fixed Payout Option for contract owners age 90 or older, the Reinsurance Benefit will be determined as follows:

       a. The Ceding Company shall calculate the present value of the payments under the Fixed Payout Option using discount factors reflecting the frequency of payment and interest rates derived from the prevailing U.S. Dollar swap curve as of the last Business Day of the Accounting Period during which the contract owner annuitizes.

       b. If the Contract Value equals or exceeds such present value, there is no Reinsurance Benefit.

       c. If the Contract Value is less than such present value, the Reinsurance Benefit will be the Reinsurer's Quota Share Percentage of the excess of the present value, as determined in Paragraph a, over the Contract Value.

6.03 TAXES AND ASSESSMENTS. Neither Party shall reimburse the other Party for taxes or assessments paid by the other Party.

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

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                                   ARTICLE 7

                             CREDIT FOR REINSURANCE

7.01 The Parties intend that the Ceding Company will be entitled to take full statutory credit for reinsurance provided under this Agreement in all jurisdictions where the Ceding Company is licensed to transact insurance business as of the Effective Date ("Credit"). The Reinsurer represents to the Ceding Company that the Reinsurer is properly licensed or accredited so that the Ceding Company may claim such Credit, and subject to the provisions of this
Article 7, the Parties agree to use best efforts to ensure that such Credit will remain available to the Ceding Company during the duration of this Agreement.

7.02 If the Ceding Company believes in good faith it may not be entitled to claim Credit, as described above, in total or in part, due to a change in law or regulation, or due to a change in the interpretation or application of existing law or regulation by a regulator (hereinafter an "Uncontrollable Reserve Credit Event"), or due to a failure by the Reinsurer to maintain in effect a required license or accreditation in any of the jurisdictions in which the Ceding Company is licensed to transact insurance business (hereinafter a "Controllable Reserve Credit Event"), then, subject to the Reinsurer's rights to cure as defined in this Article, the Parties will take the steps specified below in this Article.

7.03 The Party who first becomes aware of such event will provide prompt notice to the other Party of the occurrence of either an Uncontrollable Reserve Credit Event or a Controllable Reserve Credit Event (hereinafter collectively "Reserve Credit Event").

7.04 Within fifteen (15) days of delivery of (if the delivering Party) or receipt of (if the receiving Party) such notice, the Reinsurer shall propose to the Ceding Company a cure to the Reserve Credit Event in a manner that eliminates the need for or enables the Ceding Company to continue to receive Credit. The Ceding Company will not deny any of the cure proposals put forth in Paragraphs a or b below as long as such cure does not require the payment of any United States tax:

       a. Reinsurer establishing collateral, the form of which may be a letter of credit, funds withheld, assets in trust or some combination of the three provided such collateral meets all applicable laws and regulations regarding the Ceding Company's ability to take Credit, amending this Agreement accordingly and entering into additional agreements as necessary; or

       b. Transferring the reinsurance provided under this Agreement to another reinsurer by novation of this Agreement, provided that the alternative reinsurer meets the Ceding Company's established reinsurer credit criteria in place at the time of the transfer and that the alternative reinsurer accepts transfer by novation of this Agreement (and all amendments thereto) without any material modification to the substantive terms of the Agreement. Notwithstanding Article 10, if the Reinsurer novates this Agreement

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Effective July 24, 2008

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          to an entity that is not subject to United States taxation, the joint
          DAC election under Article 10 shall be invalid for consideration received after the date of novation.

Notwithstanding the foregoing, the Reinsurer may propose an alternative cure, including amending this Agreement, under which Credit shall be allowed the Ceding Company. The Ceding Company shall approve or deny the Reinsurer's alternative cure at its sole discretion provided any such approval is not unreasonably withheld.

7.05 If the Reinsurer cannot cure an Uncontrollable Reserve Credit Event, as set forth above, but such Uncontrollable Reserve Credit Event can be cured by the posting of collateral, within fifteen (15) days the Reinsurer shall establish and maintain collateral, either a trust or a letter of credit, in a form which meets all applicable standards of law and regulation to enable the Ceding Company to claim Credit during the pendency of the Reserve Credit Event. The Parties agree that in such an event, the cost of establishing and maintaining the collateral will be shared equally by the Ceding Company and the Reinsurer. Collateral established pursuant to this Section shall reduce, dollar for dollar, the collateral required pursuant to Article 23.

7.06 If the Reinsurer cannot cure a Controllable Reserve Credit Event, as set forth above, but such Controllable Reserve Credit Event can be cured by the posting of collateral, within fifteen (15) days the Reinsurer shall establish and maintain collateral, either a trust or a letter of credit, in a form which meets all applicable standards of law and regulation to enable the Ceding Company to claim Credit during the pendency of the Reserve Credit Event. The Parties agree that in such an event, the cost of establishing and maintaining the collateral will be borne entirely by the Reinsurer. Collateral established pursuant to this Section shall reduce, dollar for dollar, the collateral required pursuant to Article 23.

7.07 If a Reserve Credit Event is not cured or the Reinsurer fails to establish or maintain collateral as set forth above, then the Ceding Company may recapture the Business Reinsured under this Agreement in accordance with the terms of
Article 9 hereof.

                                   ARTICLE 8

                                   REPORTING

8.01 The Ceding Company will provide the Reinsurer with information necessary to properly account for, report, validate and manage the risk of the Business Reinsured. Information required as specified in this Article shall be provided in an electronic format and shall be in the format detailed in Schedules B and C of this Agreement or as mutually agreed upon by the Ceding Company and the Reinsurer.

8.02 For the first ninety (90) days after the Effective Date, the Ceding Company will provide the Reinsurer with data in a format and frequency and with a delivery method mutually agreed between the Parties. In no event will the Ceding Company provide such data less frequently than weekly.

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Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc.
Effective July 24, 2008

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Thereafter, the Ceding Company will use reasonable best efforts to submit daily reports and data to the Reinsurer in accordance with Schedule B within one Business Day after each Business Day, provided that such reports shall be submitted in any event, not later than five (5) Business Days after each such Business Day.

8.03 Within fifteen (15) days after the close of each Accounting Period, the Ceding Company will submit monthly reports and data in accordance with Schedule
C. The Ceding Company agrees to provide or make available to the Reinsurer reasonable additional documentation as may be necessary to support the items reported and manage the risk of the Business Reinsured.

8.04 Amounts due between the Parties for each Accounting Period in respect of Reinsurance Premiums and Reinsurance Benefits shall be determined on a net basis as reported by the Ceding Company on the Accounting Report prepared by the Ceding Company as described in Schedule C. If the balance is payable to the Reinsurer the Ceding Company shall remit payment within thirty (30) days after the close of each Accounting Period. If the balance is payable to the Ceding Company, the Reinsurer shall remit payment to the Ceding Company within twenty-five (25) days after receiving the report.

8.05 Any payment not made within the above specified time periods will be considered delinquent, unless the payment period is extended as agreed upon by both Parties in writing. Delinquent payments will accrue interest at LIBOR as of the close of the Business Day on or immediately following the payment due date. Such interest shall become immediately due and payable by the applicable Party.

                                   ARTICLE 9

                                   RECAPTURE

9.01  Business Reinsured under this Agreement will be eligible for recapture if:

       a.   the Reinsurer is deemed insolvent, in accordance with Section 12.04;

       b. the Reinsurer is delinquent on an undisputed amount due to the Ceding Company as described in Section 8.04, the Ceding Company has given the Reinsurer sixty (60) days written notice of its intent to recapture under the provisions of this Section, and the Reinsurer has failed to pay the undisputed amount due together with applicable interest, by the end of the notice period;

       c. the Reinsurer fails to provide a cure or to establish or maintain collateral which allows the Ceding Company to take Credit in accordance with Article 7; or

       d. the Reinsurer or its Affiliate fails to furnish the Required Collateral in accordance with Article 23, the Ceding Company has given the Reinsurer written notice of its intent to recapture under the provisions of this Section, and the Reinsurer has failed to furnish

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Effective July 24, 2008

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     the Required Collateral in accordance with Article 23 within two (2)
     Business Days of receiving notice.

9.02 In the event Business Reinsured under this Agreement becomes eligible for recapture in accordance with Section 9.01, and the Ceding Company so elects to recapture, it shall notify the Reinsurer in writing not less than thirty (30) days prior to the effective date of such recapture. If the Ceding Company elects to recapture in accordance with Section 9.01, it shall recapture all of the Business Reinsured under this Agreement.

9.03 Notwithstanding the above, recapture shall not be construed as the sole remedy available to the Ceding Company under this Agreement.

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Effective July 24, 2008

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9.04  TERMINAL CASH SETTLEMENT CALCULATION.

         a.   [REDACTED]

         b.  [REDACTED]

         c. If the Terminal Cash Settlement calculated in either Paragraph a or b of Section 9.04 is positive, such amount shall be payable by the Reinsurer to the Ceding Company. If the Terminal Cash Settlement is negative, the absolute value of such amount shall be payable by the Ceding Company to the Reinsurer.

9.05 VALUE OF THE BUSINESS REINSURED. For purposes of this Agreement, Value of the Business Reinsured shall mean an amount equal to the present value of future Reinsurance Premiums less the present value of future Reinsured Benefits, calculated in good faith as soon as reasonably possible, using the actuarial assumptions of the Party with the termination or recapture right and the methodology used for the calculation of Collateral Amount as set forth in Schedule E. Notwithstanding the foregoing, where the Reinsurer is the Party with the termination right, the Reinsurer's actuarial assumptions will be the Reinsurer's current best estimates and may not include dynamic contract owner behavior.

If recapture is elected by the Ceding Company pursuant to Section 9.01 (a), (b),
(c) or (d), the Ceding Company shall calculate the Value of the Business Reinsured at its sole discretion. However, if recapture is elected by the Ceding Company as a result of an Uncontrollable Reserve Credit Event that the Reinsurer cannot cure in accordance with Article 7, the Value of the Business Reinsured shall be mutually determined by the Parties. In the event the Parties cannot come to mutual agreement on such Value of Business Reinsured, the dispute shall be resolved by Technical Arbitration in accordance with Article 15.

If the Agreement is terminated pursuant to Section 21.02 the Reinsurer shall calculate the Value of the Business Reinsured at its sole discretion.

The calculating Party shall provide the other Party with notice of the Value of the Business Reinsured so calculated, including reasonable supporting documentation.

9.06 TERMINAL CASH SETTLEMENT PAYMENT. The Terminal Cash Settlement shall be due ten (10) Business Days following receipt of notice of the Terminal Cash Settlement by the Party receiving such notice as described in Section 9.05.

If the Terminal Cash Settlement is not paid within the above specified time period, it will be considered delinquent, unless the payment period is extended as agreed upon by both Parties in writing. Delinquent payments will accrue interest at LIBOR as of the close of the Business Day on or immediately following the payment due date. Such interest shall become immediately due and payable by the applicable Party.

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Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc.
Effective July 24, 2008

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9.07  If the Business Reinsured is recaptured for reasons other than those set forth in Section 9.05, the Terminal Cash Settlement shall be mutually determined by the Parties using assumptions mutually agreed upon, and in such event the Terminal Cash Settlement shall be payable in accordance with Section 9.06 with the exception that such payment shall be due ten (10) Business Days following the mutual determination of the Terminal Cash Settlement, in the event the Parties cannot come to mutual agreement on such Terminal Cash Settlement, the dispute shall be resolved by Technical Arbitration in accordance with Article 15.

9.08 Upon recapture and subject to the payment of the Terminal Cash Settlement, each Party's obligations under this Agreement will terminate as of the effective date of recapture.

                                   ARTICLE 10

                                    DAC TAX

10.01 JOINT DAC TAX ELECTION. The Parties to this Agreement agree to the following provisions pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code").

       a. The terms "Party"' and "Parties" refer to the Ceding Company and/or the Reinsurer, as appropriate.

       b. The terms "Net Positive Consideration," "Specified Policy Acquisition Expenses" and "General Deductions Limitation" used in this Article are defined by reference to Regulation Section 1.848-2 and Code
           Section 848.

       c. The Party with the Net Positive Consideration for this Agreement for each taxable year will capitalize Specified Policy Acquisition Expenses with respect to this Agreement without regard to the General Deductions Limitation of Code Section 848(c)(1).

       d. Both Parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year, or as otherwise required by the Internal Revenue Service, to ensure consistency.

10.02 TAX STATUS. Both the Ceding Company and the Reinsurer represent and warrant that they are subject to United States taxation under either Subchapter L of Chapter 1 of the Code or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

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                                   ARTICLE 11

                                     OFFSET

11.01 OFFSET. To the extent permitted by law, each Party shall have, and may exercise at any time and from time to time, the right to offset or recoup any balance or balances, whether on account of premiums or on account of losses or otherwise, due from one Party to the other Party under this Agreement, and may offset or recoup the same against any balance or balances due to the former from the latter under this Agreement; and the Party asserting the right of offset or recoupment shall have and may exercise such right whether the balance or balances due to such Party from the other are on account of premiums or on account of losses or otherwise, which shall be deemed mutual debts or credits, as the case may be. This Article 11 shall not be modified or reconstrued due to the insolvency, liquidation, rehabilitation, conservatorship or receivership of either Party.

                                   ARTICLE 12

                                   INSOLVENCY

12.01 In the event of the insolvency of the Ceding Company, as determined by the regulatory agency responsible for such determination, all reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the Business Reinsured hereunder directly to the liquidator, receiver or statutory successor of the Ceding Company, without diminution because of the insolvency of the Ceding Company.

12.02 In the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor.

12.03 The expenses incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of the insolvent Ceding Company to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

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12.04  INSOLVENCY OF THE REINSURER. For purposes of this Section 12.04, the
Reinsurer shall be deemed insolvent when the Reinsurer:

       a. applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets;

       b.  is adjudicated as bankrupt or insolvent;

       c. files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

       d. becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the Reinsurer's domicile and such order remains undismissed and unstayed for a period of fifteen (15) consecutive days.

The effective date of the insolvency shall be the date on which the above described event occurred.

In the event of the Reinsurer's insolvency, the Ceding Company may recapture all of the inforce Business Reinsured under this Agreement by giving written notice to the Reinsurer in accordance with Section 9.02; provided that effective date of recapture will be no earlier than the effective date of the Reinsurer's insolvency. In the event the Ceding Company exercises this recapture option,
Article 9 will apply.

                                   ARTICLE 13

                               DISPUTE RESOLUTION

13.01 Except for disputes that are subject to Article 15, in the event that any dispute between the Parties under this Agreement cannot be resolved to mutual satisfaction, the dispute will first be subject to good faith negotiation, as described below, in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

13.02 Within ten (10) Business Days after one of the Parties has given the other the first written notification of the specific dispute, each of the Parties will appoint a designated officer to attempt to resolve the dispute, The designated officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to discuss the dispute and to negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

13.03 If the designated officers cannot resolve the dispute within thirty (30) days of their first meeting, both Parties agree that they will submit the dispute to formal arbitration in

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accordance with Article 14. However, the Parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

13.04 No later than fifteen (15) days after the final negotiation meeting, the designated officers taking part in the negotiation will give both Parties written confirmation that they are unable to resolve the dispute, and that they recommend establishment of formal arbitration in accordance with Article 14.

                                   ARTICLE 14

                                  ARBITRATION

14.01 It is the intention of the Parties that the customs and practices of the variable annuity insurance industry and variable annuity reinsurance industry will be given full effect in the operation and interpretation of this Agreement where not contrary to the express terms of this Agreement. The Parties agree to act in all matters with the utmost good faith. However, if the Parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, and the dispute cannot be resolved through the dispute resolution process described in Article 13, the dispute will be decided through arbitration.

14.02 An arbitration panel consisting of three past or present officers of life insurance or life reinsurance companies not affiliated with either of the Parties in any way will settle the dispute. Each Party will appoint one arbitrator within thirty (30) days of the recommendation for formal arbitration and the two so appointed shall then appoint the umpire. If either Party refuses or neglects to appoint an arbitrator within the thirty (30) days, the other Party may appoint the second arbitrator. If the two arbitrators cannot agree on the umpire within thirty (30) days after both arbitrators have been appointed, the two arbitrators shall select an umpire in accordance with paragraph 6.7 of the Procedures for Resolution of U.S. Insurance and Reinsurance Disputes, dated September 1999 ("the Procedures") using candidates from the ARIAS-US Certified Arbitrators List in effect at the time of the commencement of the arbitration.

14.03 Within thirty (30) days after the appointment of the umpire, the panel shall meet and determine timely periods for briefs, discovery procedures, and schedules for hearings. Unless the panel agrees otherwise, the arbitration shall take place in Hartford, Connecticut and, insofar as the panel looks to the substantive law, it shall consider the laws of the State of Connecticut. The panel shall have the power to set all procedural rules for the arbitration, including the discretion to make any order with respect to pleadings, discovery, depositions, scheduling, the hearing, reception of evidence and any other matter whatsoever relating to the conduct of the arbitration.

14.04 Within sixty (60) days after the beginning of the arbitration proceedings, the panel will issue a written, reasoned, decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the life insurance and life reinsurance industry, rather than on strict interpretation of the law. The decision will be

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final and binding on both the Reinsurer and the Ceding Company and there will be no further appeal. Judgment upon the award may be entered in any court having jurisdiction thereof.

14.05 Under no circumstances shall the Parties seek, nor shall the arbitration panel award any remedy or remedies except as provided for in Article 21.

14.06 In the absence of a decision to the contrary by the arbitration panel, the Reinsurer and the Ceding Company shall bear the expense of its own arbitration activities, including, but not limited to, its appointed arbitrator's fees, outside attorney fees, witness fees, expenses incurred in the taking or preservation of testimony, and other related expenses.

14.07 The Parties shall jointly and equally bear the expense of the third arbitrator and other costs directly attended to the arbitration proceeding, provided that neither Party's liability for such costs shall ever exceed 50% of the total of such costs, regardless of the other Party's failure to pay.

14.08 The Parties may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

                                   ARTICLE 15

                             TECHNICAL ARBITRATION

15.01 This Article shall apply only to those disputes which specifically provide for resolution using Technical Arbitration. All other disputes shall be resolved through the Dispute Resolution process in Accordance with Article 13 or Arbitration in accordance with Article 14 unless mutually agreed otherwise by the Parties.

15.02 The Party with the dispute shall provide the other Party with notice in accordance with Article 25.

15.03 Within fifteen (15) days of the notification of the dispute, the Parties shall select a Technical Arbitrator to resolve the dispute. The Technical Arbitrator may be either an Actuary or a Securities Firm that is unaffiliated with the Parties and is disinterested in the outcome of the dispute.

15.04 If the Parties cannot agree on the appointment of a Technical Arbitrator within fifteen (15) days following notification of the dispute, each Party shall nominate three qualified candidates. Within ten (10) Business Days thereafter, each Party shall decline two of the candidates from the other Party's nominations, and the Technical Arbitrator shall be chosen from the remaining two candidates by drawing lots.

15.05 Within thirty (30) days of the appointment of the Technical Arbitrator, each Party shall submit to the Technical Arbitrator its proposed remedy for the dispute, together with any supporting materials.

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15.06  Within thirty (30) days of the submission of the proposed remedies, the
Technical Arbitrator shall issue a written decision on which of the proposed remedies he/ she/it determines best represents the Agreement and the intent of the Parties thereto. The Technical Arbitrator shall be limited to selecting one or the other remedy so submitted. The decision will be final and binding on both the Reinsurer and the Ceding Company and there will be no further appeal. Judgment upon the award may be entered in any court having jurisdiction thereof.

15.07 Each Party shall bear its own costs and expenses incurred by it in the preparation and presentation of its proposed remedy. The Party whose remedy is not selected shall bear the cost of the Technical Arbitrator.

                                   ARTICLE 16

                                ENTIRE AGREEMENT

16.01 ENTIRE AGREEMENT. This agreement, all Schedules, Exhibits and Appendices attached hereto along with any amendments entered into hereinafter ("Agreement"), the Trust Agreement and the Non-Disclosure and Confidentiality Agreement effective June 1, 2007 attached hereto as Exhibit I, constitutes the entire agreement of the Parties pertaining to the transaction contemplated by this Agreement. This Agreement supersedes and replaces all oral or written agreements previously made or existing by and between the Parties or their Representatives with regard to the transaction contemplated by this Agreement.

16.02 AMENDMENTS. This Agreement, shall not be amended or modified except by written agreement, signed by duly authorized officers of both Parties.

16.03 ROUTINE COMMUNICATIONS. Routine Communications are those communications contemplated by this Agreement that are not intended to change any of its risk transfer characteristics. Such communications may include, but are not limited to, reinsurance reporting and premium administration, claim submission, participation in claim litigation and settlements, audit reviews, and the resolution of disputes by arbitration or court proceedings. These communications serve to clarify the obligations of the Parties under this Agreement and should not be construed as modifications of this Agreement. Any and all modifications of this Agreement shall follow Section 16.02 of this Article.

                                   ARTICLE 17

                  FUND AND FEE CHANGES, INTERNAL REPLACEMENTS

17.01 FUND CHANGES. The Ceding Company may amend, substitute, add, or delete Funds to the Variable Annuity Contracts on Business Reinsured under this Agreement at its sole discretion, subject to the following conditions:

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    a.   the Ceding Company providing the Reinsurer with thirty (30) days advance written notice of such amendments, substitutions, additions or deletions; and

    b. following such amendment, substitution, addition or deletion, the Ceding Company continues to offer, in its Variable Annuity Contracts, at least one Fund in any seven (7) of the eleven (11) Fund Categories listed in Schedule D.

17.02 FEE CHANGES. Except as provided in the Rider, which allows the Ceding Company to increase the Rider Fee when Step-Up is elected by the contract owner, the Ceding Company shall not increase the fees or change the fee structure for Contract Forms associated with Business Reinsured under this Agreement without the prior written consent of the Reinsurer. Such consent shall not be unreasonably withheld.

For the avoidance of doubt, increases in Fund expenses, including, but not limited to management fees, operating fees and 12b-1 fees, shall not require the consent of the Reinsurer.

17.03 INTERNAL REPLACEMENTS. The Ceding Company may, at its sole discretion, offer an Internal Replacement on Business Reinsured under this Agreement, subject to the following conditions:

       a. the Ceding Company providing the Reinsurer with thirty (30) days advance written notice of such Internal Replacement; and

       b. the Reinsurer shall have the right to reinsure any rider that provides guaranteed living benefits similar to the Rider being replaced ("Replacement Reinsurance") at the rider fee charged by the Ceding Company. For the avoidance of doubt, the Replacement Reinsurance shall be limited to only those riders replacing Business Reinsured under this Agreement.

The Parties must come to mutual agreement on the terms of such Replacement Reinsurance by the end of such thirty (30) day notice period or the Parties may agree to extend the term of such negotiation. Such reinsurance terms shall be no less favorable than the terms stated in this Agreement.

For the avoidance of doubt, the Parties inability to reach mutually agreeable terms and conditions for the Replacement Reinsurance shall, in no event, prevent the Ceding Company from offering a program of Internal Replacement.

17.04  All notices pursuant to this Article 17 shall be in accordance with
Section 25.03 and shall be delivered to a person designated by the Reinsurer in writing.

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                                   ARTICLE 18

                               GENERAL PROVISIONS

18.01 INSPECTION OF RECORDS. Either Party or its duly authorized Representative may, upon reasonable notice and at a time and place mutually convenient to both Parties, inspect and audit the books and records of the other Party that relate to the terms and conditions of this Agreement and the business that is the subject matter of this Agreement. Such inspection rights shall not include any information related to: (i) either Party's pricing or Reinsurer's offer to reinsure; (ii) other transactions entered into by either Party; (iii) analysis of the Agreement developed by either Party for internal purposes; (iv) either Party's investment strategy or hedging programs; or (v) privileged information of either Party. However, if either Party deems any of the information to be reviewed to be Proprietary Information, such information may be reviewed by the requesting Party provided (a) such information or data is material to the review; (b) a Representative of the Party providing said information is present at all times during such review; (c) no copies are made of such information; and
(d) no notes are made using or based on such information.

The above notwithstanding, if the inspection/audit is in response to a regulatory inquiry which requires access to Proprietary Information, the Owner of the Proprietary Information will provide such response directly to the regulator, within the timeframe set forth in the inquiry, with a copy of the response to the other Party. However, if the inquiry and/or response requires that copies of the actual Proprietary Information be provided, the Owner of the Proprietary Information will provide such copies directly to the requesting regulator without copies to the other Party.

18.02 ASSIGNMENT. The rights, duties and obligations of the Parties under this Agreement shall not be assigned, in whole or in part, except as otherwise provided herein, by either Party without the prior written consent of the other Party. Such consent shall not be unreasonably or arbitrarily withheld. This provision is not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis, nor to prevent successors in interest from having rights and obligations under this Agreement.

18.03 SEVERABILITY. If any provision of this Agreement shall be declared or found to be illegal, invalid, unenforceable, or void, the Parties shall be relieved of their obligations under such provision. The validity of the remaining provisions shall not be affected. To the extent possible, the Parties shall work in good faith to amend this Agreement to address such provision.

18.04 GOVERNING LAW. This Agreement shall be governed as to performance, administration and interpretation by the laws of the State of Connecticut, exclusive of the rules with respect to conflicts of law.

18.05 ERRORS AND OMISSIONS. Unintentional errors, omissions, oversights, delays or misunderstandings (collectively "Error") in the administration of this Agreement by either Party, shall not invalidate the reinsurance hereunder. As soon as reasonably possible

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after discovery, notice shall be provided, the Error shall be rectified and both
Parties shall be restored, to the extent possible, to the position they would have occupied had the Error not occurred.

However, if it is not reasonably possible to restore each Party to the position it would have occupied if not for the Error, the Parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the Parties as evidenced by this Agreement. Nothing set forth in this Section 18.05 shall be construed as a waiver by either Party of its right to enforce strictly the terms of this Agreement.

18.06 HEADERS. Headers are provided for reference purposes only and are not made a part of this Agreement.

18.07 NON WAIVER. No act, delay, omission, course of dealing or prior transaction by or between the Parties to this Agreement shall constitute a waiver of any right or remedy under this Agreement. No waiver of any right or remedy under this Agreement shall be construed to be a waiver of any other or subsequent right or remedy under this Agreement.

18.08 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

18.09 FORCE MAJEURE. Neither Party shall be liable for any delay or non-performance of any obligation contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of Force Majeure. The existence of any event of Force Majeure shall extend the term of performance on the part of such Party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed. "Force Majeure" as used in this Agreement shall mean an event, explosion, action of the elements, strike or other labor relations problem, restriction or restraint imposed by law, rule or regulation of any public authority, whether federal, state or local, and whether civil or military, act of any military authority, interruption of transportation facilities or any other cause which is beyond the reasonable control of such Party and which by the exercise of reasonable diligence such Party is unable to prevent.

18.10 SURVIVAL. All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purpose of this Agreement or to ascertain and enforce the Parties' rights or obligations hereunder existing at the time of termination.

18.11 CURRENCY. The Reinsurance Premiums and Reinsurance Benefits and all other amounts payable under this Agreement will be payable in United States Dollars.

18.12 SUBCONTRACTING. The Ceding Company may subcontract for the performance of any contract owner or claims servicing service or services with respect to the Business Reinsured or any services the Ceding Company is to provide in the administration of the separate accounts underlying the Variable annuity Contracts to (i) an Affiliate or (ii) any

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other Person with the prior written consent of the Reinsurer, such consent shall not be unreasonably or arbitrarily withheld; provided, that no such subcontracting shall relieve the Ceding Company from any of its obligations or liabilities hereunder, and the Ceding Company shall remain responsible for all obligations or liabilities of such subcontractor with regards to the providing of such service or services as if provided by the Ceding Company.

18.13 INDEMNIFICATION. In addition to any other right or remedy of the Parties set forth in this Agreement:

       a. The Ceding Company shall indemnify and hold harmless the Reinsurer, its Affiliates and their respective directors, shareholders, officers, trustees, employees, agents, successors and assigns against any losses, damages or costs of any type (including, without limitation, punitive, exemplary or other extra contractual obligations and reasonable attorney fees) resulting from or arising out of any claims or legal action for injunctive relief or damages by a third party where such claims or legal action arise as a result of acts or omissions of the Ceding Company, its Affiliates or their respective directors, shareholders, officers, trustees, employees, agents, successors and assigns under the terms and conditions of this Agreement to the extent they are not attributable to the acts or omissions of the Reinsurer.

       b. The Reinsurer shall indemnify and hold harmless the Ceding Company, its Affiliates and their respective directors, shareholders, officers, trustees, employees, agents, successors and assigns against any losses, damages or costs of any type (Including, without limitation, punitive, exemplary or other extra contractual obligations and reasonable attorney fees) resulting from or arising out of any claims or legal action for injunctive relief or damages by a third party where such claims or legal action arise as a result of acts or omissions of the Reinsurer, its Affiliates or their respective directors, shareholders, officers, trustees, employees, agents, successors and assigns under the terms and conditions of this Agreement to the extent they are not attributable to the acts or omissions of the Ceding Company.

                                   ARTICLE 19

                                   GOOD FAITH

19.01 GOOD FAITH. The Parties agree that all matters with respect to this Agreement require their good faith.

                                   ARTICLE 20

                         REPRESENTATIONS AND WARRANTIES

20.01 Each Party represents and warrants to the other Party that, at the time of execution of this Agreement:

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    a.   it is solvent on a statutory basis in all jurisdictions in which it does business or is licensed;

    b. it has all requisite corporate power and authority to enter into this Agreement, and to perform its obligations hereunder; the execution and delivery of this Agreement, and the performance of the obligations hereunder have been duly authorized and are valid and binding obligations, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies;

    c. the execution, delivery and performance of this Agreement will not (i) violate any provision of the Articles of Incorporation, By-laws or other charter or organizational document; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any material contract or other material agreement to which it is a party; (iii) violate any order, judgment or decree to which it is a party; or (iv) violate any statute, law or regulation of any applicable jurisdiction; and

    d. to the best of its knowledge, it is, in all material respects, in compliance with all state and federal laws material to the Variable Annuity Contracts, the Riders and the transactions contemplated by this Agreement.

20.02 The Parties acknowledge that the Ceding Company has provided and the Reinsurer has reviewed the data listed in Schedule F (the "Ceding Company Data") prior to the execution of this Agreement. The Ceding Company represents that, to the best of its knowledge, all factual information contained in the Ceding Company Data is complete and accurate as of the date the document containing the information was prepared.

                                   ARTICLE 21

                                    REMEDIES

21.01 Except as set forth in Section 21.02, the Reinsurer shall have no right to rescind or terminate this Agreement or to alter, modify or change any of its existing obligations under this Agreement for any reason or combination of reasons whatsoever, unless the Ceding Company has breached one or more of the representations and warranties enumerated in Section 20.02 of this Agreement and said breach is the cause of damages suffered by the Reinsurer.

21.02 TERMINATION DUE TO NON-PAYMENT OF REINSURANCE PREMIUM. When undisputed Reinsurance Premiums, determined in accordance with Section 8.04, due the Reinsurer are not paid within sixty (60) days following the date specified in
Section 8.04, the Reinsurer shall have the right to issue a notice of termination of this Agreement ("Nonpayment Termination Notice") for the nonpayment of undisputed premiums in

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accordance with Section 25.01, which shall include the amount of the Reinsurance
Premium past due ("Past Due Premium"). If, within thirty (30) days of the Ceding Company's receipt of the Nonpayment Termination Notice, the Ceding Company remits the undisputed Past Due Premium together with interest on such amount calculated in accordance with Section 8.05, the Reinsurer's notice of termination shall be withdrawn, otherwise reinsurance under this Agreement will terminate effective as of the end of the Accounting Period provided for in
Section 8.04. For the avoidance of doubt, the Reinsurer shall have no liability for Reinsured Benefits that would otherwise have been paid after the termination effective date, as provided for above.

If, for any reason, the Parties disagree as to the amount of Past Due Premium, the matter shall be submitted to arbitration in accordance with Article 14. While the matter is being arbitrated, this Agreement will remain in full force and effect provided the Ceding Company pays what it reasonably believes to be the Past Due Premium. Any award or order by the arbitration panel will be paid in accordance with the terms and conditions of such award or order.

The Ceding Company shall not force termination of this Agreement through the non-payment of Reinsurance Premiums.

21.03  Except as provided in Sections 9.02, 21.01, 21.02, Article 24 and in
Section 12 of the Trust Agreement, the sole, absolute and exclusive remedy available to the Parties resulting from or relating to any breach or dispute arising out of this Agreement shall be an award of money damages. Neither Party shall seek or request any relief in arbitration or in any other dispute resolution forum which is inconsistent with its rights under this Agreement and the limitations set forth in this Article 21, and neither Party shall be bound by any award, order or ruling from an arbitration panel or other tribunal which is inconsistent with this Article.

                                   ARTICLE 22

                          COMMENCEMENT AND TERMINATION

22.01 This Agreement shall be effective as of July 24, 2008 (the "Effective Date"), and shall remain in force until the earlier of (a) the effective date of termination of this Agreement; (b) the date on which the Ceding Company's liability for all Business Reinsured terminates; or (c) the effective date of recapture of all of the Business Reinsured under this Agreement.

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                                   ARTICLE 23
                              COLLATERAL AND TRUST

[REDACTED]

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                    27

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[REDACTED]

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                    28

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[REDACTED]

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc, Effective July 24, 2008

                                   ARTICLE 24

                    PROPRIETARY INFORMATION/CONFIDENTIALITY

24.01 During the course of performance under this Agreement, a Party (the "Owner") or its agent may make available to the other Party ("Recipient") or its agent certain technical materials such as manuals, contract owner lists, data files and the data contained therein, systems, forms, methods, processes, and procedures and other information or data (collectively "Proprietary Information") which is proprietary or trade secret in nature, except that information which was previously known to Recipient, or which is or was publicly disclosed to Recipient by any Party not under a duty to retain such information as confidential, shall not constitute Proprietary Information. In addition, Proprietary Information shall be deemed to include the terms of this Agreement and the Trust Agreement for which each Party shall have all enforcement and other rights and remedies of the "Owner" under this Article 24.

24.02 Each Party acknowledges that all such Proprietary Information is offered for the sole purpose of performing its obligations under this Agreement. Further, and except as set forth in section 24.01, each Party agrees that the Owner is deemed to be the sole owner of Proprietary Information and that any use, furnishing, disclosure, dissemination, publication, or revealing in any way by Recipient of Proprietary Information to any Person, organization, firm or government agency contrary to law or to the provisions and terms of this Agreement shall obligate Recipient and the Party failing to hold said Proprietary Information on a confidential basis to indemnify and hold the Owner harmless from any damages, litigation, liability, claimed liability, claims, and any expenses, including reasonable attorneys' fees, and incidental expenses resulting from any such improper use, furnishing, disclosure or revealing of Owner's Proprietary Information, whether occurring during the term of this Agreement or thereafter, except to the extent any such loss or damage was caused or contributed to by the Owner.

24.03 The Parties shall hold all such Proprietary Information in trust and confidence and shall use such Proprietary Information only for purposes of this Agreement and shall disclose Proprietary Information only to (i) those Representatives who need to know such Proprietary Information in connection with the transactions contemplated by this Agreement, (ii) any rating agency in connection with their rating of the Recipient, (iii) regulatory authorities having applicable jurisdiction over the Recipient or its Affiliates, but only as may be requested by or required to be disclosed to such regulatory authorities, and (iv) as may be necessary or appropriate in connection with any potential or actual retrocession by the Reinsurer; provided, that (a) in the case of disclosure pursuant to (i) through (iv) above, the Recipient will inform such Representatives or other Persons set forth in this Section 24.03 that the Proprietary Information is confidential and direct them to keep it confidential and (b) the Recipient will be responsible for any breach by any of its Representatives or other Persons set forth in this Section 24.03, except regulatory authorities, of any of the provisions hereof. In addition, the Ceding Company shall request that any regulatory filing made in connection with entering into this Agreement be exempted from disclosure under any public records law if not maintained on a confidential basis pursuant to statute.

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

24.04 In the event a Party breaches this obligation, the Owner shall have all rights and remedies available under law and equity, including the right to protect its Proprietary Information by injunction, without proving economic loss, which the Parties acknowledge and concede is appropriate and necessary to protect the value of Owner's Proprietary information.

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each Party to this Agreement (and each Representative of such Party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction (the "Tax Treatment"), and disclose to any and all Persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to the Tax Treatment. The permission to disclose the Tax Treatment is limited to any facts relevant to the U.S. federal income Tax Treatment and does not include information relating to the identity of the Parties.

24.05 In the event any Party is served with a subpoena, request for production of documents or other legal process, such Party shall immediately notify and send a copy of such subpoena or legal process to the other Party so that the other Party may determine whether any of its Proprietary Information may be included in the data required to be produced. Such other Party may, at its own expense, take such legal action as it deems necessary to preserve the confidentiality of its Proprietary Information or may waive its rights to do so.

24.06 To the extent possible, Proprietary Information shall be promptly returned to the Owner upon the termination of this Agreement or, with respect to any particular data files and data, on such earlier date that the same are no longer required by Recipient in order to render perform its obligations hereunder.

24.07 The Parties agree to notify each other immediately and in writing of all circumstances surrounding any access to or possession of Proprietary Information by any Person other than Persons authorized by this Agreement. Such notice shall include, but not be limited to, the name and address of each such unauthorized Person.

24.08  This Article shall survive the termination of this Agreement.

                                   ARTICLE 25

                                    NOTICES

25.01 MATERIAL COMMUNICATIONS. For the purpose of this Agreement, Material Communications shall be defined as those communications associated with material breach of this Agreement, termination of this Agreement, demand for arbitration or dispute resolution under this Agreement, changes in licensing of the Reinsurer, and confidentiality provisions set forth in this Agreement.

All Material Communications will be addressed as follows:

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

If to the Ceding Company:            If to the Reinsurer:
Chief Financial Officer              Chief Financial Officer
Investment Products Division         Swiss Re Life & Health America Inc.
Hartford Life Insurance Company      175 King Street
200Hopmeadow Street                  Armonk, New York 10504
Simsbury, CT 06089
With copies (which shall not         With copies (which shall not
constitute notice) to:               constitute notice) to:
Corporate Reinsurance Risk           General Counsel
Management                           Swiss Re Life & Health America Inc.
Hartford Life Insurance Company      175 King Street
200 Hopmeadow Street                 Armonk, New York 10504
Simsbury, CT 06089
Facsimile # (860) 843-5568
Reinsurance Counsel                  Chief Financial Officer
Hartford Life Insurance Company      Swiss Re Financial Products
200 Hopmeadow Street                 Corporation
Simsbury, CT 06089                   55 East 52ndStreet
Facsimile # (860) 843-8665           New York, New York 10055

Or such other address or fax number as either Party may request by notice given under this Section. The foregoing shall not preclude the effectiveness of actual written notice given to a Party at any address or by any means.

25.02 NOTICES. All notices with regard to this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date when delivered personally; or (b) on the earlier of the date received or three (3) Business Days after any such notice was sent via nationally recognized courier or via first class mail, postage prepaid, return receipt requested.

25.03 OTHER COMMUNICATIONS. All other communications will be sent to the contact either (a) provided by the receiving Party or (b) identified in the course of the routine administration of this Agreement.

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

Executed in duplicate by             Executed in duplicate by
HARTFORD LIFE INSURANCE COMPANY      SWISS RE LIFE & HEALTH
                                     AMERICA INC.

on July 24, 2008.                    on July 24, 2008.

BY:    /s/ Daniel R. Guilbert          BY:
       ------------------------------         ------------------------------
NAME:  Daniel R. Guilbert              NAME:
TITLE: Senior Vice President & Chief   TITLE:
       Risk Officer

BY:    /s/ Donna R. Jarvis             BY:    /S/ [ILLEGIBLE]
       ------------------------------         ------------------------------
NAME:  Donna R. Jarvis                 NAME:
TITLE: Assistant Vice President &      TITLE:
       Actuary

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                   SCHEDULE A

                               BUSINESS REINSURED

Form Numbers

Guaranteed Income Benefit (GIB) rider forms:

HL-VA02GLBR           LA-VA02GLBR
HL-VA04PF             LA-VA04PF

(and state variations thereto)

Issued with Variable Annuity Contracts on the following contract forms:

HL-VA99               LA-VA99
HL-VA00               LA-VA00
HL-ASHARE98           LA-ASHARE98
HL-ASHARE99PS         LA-ASHARE99PS
HL-NCDSC98            LA-NCDSC98
HL-NCDSC99PS          LA-NCDSC99PS
HL-NCDSC98DW          LA-NCDSC98DW
HL-VAXC99             LA-VAXC99
HL-ASHARE03           LA-ASHARE03
HL-NCDSC03            LA-NCDSC03
HL-VA03               LA-VA03
HL-VAXC03             LA-VAXC03

(and state variations thereto)

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                   SCHEDULE B

                                DAILY REPORTING

DATA REQUIREMENTS

1. FUND FILE. A separate report providing the following daily information on a contract basis:

    Policy number
    Fund type code
    Fund value
    DST Fund code

2. CONTRACT FILE. A separate report providing the following daily information on a contract basis:

    Policy number
    DST product code
    Qualified pian type code
    Policy issue date
    Annual maintenance fee waiver indicator
    Contract Value
    Rider effective date
    Last reset date
    Contract Value at last reset date
    Guaranteed Remaining Balance/Benefit Amount
    Guaranteed Annual Withdrawal Benefit/Benefit Payment
    Optional GMDB fee
    Mortality, expense and admin fee
    Cumulative policy premiums since policy issue
    Cumulative policy premiums as of Rider effective date (if contract already in force)
    Cumulative policy premiums as of last reset date
    Cumulative policy withdrawals since policy issue date
    Cumulative policy withdrawals since Rider effective date (if contract already in force)
    Cumulative policy withdrawals since last reset date
    Death Benefit type
    Automatic income program indicator
    Contract writing company code
    Principal First Fee
    Primary owner, joint owner and annuitant dates of birth and genders

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                   SCHEDULE C

                               MONTHLY REPORTING

DATA REQUIREMENTS

1. INFORCE REPORT. A separate report providing the following month-end information on a contract basis:

    Annuitant's name, sex, date of birth, issue age and social security number
    Policyowner's name, sex, date of birth, issue age and social security number
    Policy number
    Policy issue date
    Rider effective date
    Last reset date
    Product code
    Cumulative policy premiums since policy issue
    Cumulative policy premiums as of Rider effective date (if contract already in force)
    Contract Value on Rider effective date (if contract already in force) Current Contract Value in total and by Fund
    Guaranteed Annual Withdrawal Benefit/Benefit Payment
    Guaranteed Annual Withdrawal Benefit/Benefit Payment paid
    Guaranteed Remaining Balance/Benefit Amount
    GIB benefit paid
    Cumulative policy withdrawals since policy issue date
    Cumulative policy withdrawals since Rider effective date (if contract already in force)

2. TERMINATION REPORT. A separate termination report indicating the following month-end information on a contract basis by termination date, separated by termination type (death, surrender, annuitization):

    Annuitant's name, sex, date of birth, issue age and social security number
    Policyowner's name, sex, date of birth, issue age and social security number
    Policy number
    Policy issue date
    Rider effective date
    Last reset date
    Product code
    Cumulative policy premiums since policy issue
    Cumulative policy premiums as of Rider effective date (if contract already in force)
    Contract Value on Rider effective date (if contract already in force) Current Contract Value in total
    Guaranteed Annual Withdrawal Benefit/Benefit Payment
    Guaranteed Annual Withdrawal Benefit/Benefit Payment paid
    Guaranteed Remaining Balance/Benefit Amount
    GIB benefit paid

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

    Cumulative policy withdrawals since policy issue
    Cumulative policy withdrawals since Rider effective date (if contract already in force)

3. ACCOUNTING REPORT. A separate report providing the following month-end information on a summary basis:

    Reinsurance Premium due the Reinsurer
    Reinsurance Benefits due the Ceding Company (indicating when Fixed Payout Option has been elected)
    Net Cash Settlement
    Total number of inforce Riders reinsured
    Total cumulative policy premiums
    Total current Guaranteed Remaining Balance/Benefit Amount
    Total number of reinsurance claims
    Current Contract Value in total and by Fund

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                   SCHEDULE D

                                FUND CATEGORIES

The Fund Categories are based on Morningstar Prospectus Objective classifications. The following is a mapping of Morningstar Prospectus Objective classifications into Fund Categories.

FUND CATEGORY                         MORNINGSTAR PROSPECTUS OBJECTIVE
------------------------------------------------------------------------
Aggressive Growth                    Aggressive Growth, Small Company
Balanced                             Asset Allocation, Balanced
Corporate Bond                       Convertible Bond,
                                     Corporate Bond -- High Quality,
                                     Corporate Bond -- General,
                                     Multisector Bond
Government Bond                      Government Bond -- Adj-Rate
                                     Mortgage,
                                     Government Bond -- Mortgage,
                                     Government Bond -- General,
                                     Government Bond -- Treasury,
                                     Municipal Bond -- California,
                                     Municipal Bond -- National,
                                     Municipal Bond -- New York,
                                     Municipal Bond -- Single State
Growth                               Growth
Growth and Income                    Equity -- Income, Growth and
                                     Income,
High Yield Bond                      Corporate Bond -- High Yield
International Bond                   World Bond
International Stock                  Europe Stock, Foreign Stock,
                                     Pacific Stock, World Stock
Money Market                         Money Market
Specialty                            Diversified Emerging Markets,
                                     Multi-asset -- Global, Specialty --
                                     Communications,
                                     Specialty -- Financial, Specialty
                                     -- Health,
                                     Specialty -- Natural Resources,
                                     Specialty -- Precious Metals,
                                     Specialty -- Real Estate, Specialty
                                     -- Technology,
                                     Specialty -- Utilities, Specialty
                                     -- Unaligned

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                   SCHEDULE E

                        CALCULATION OF COLLATERAL AMOUNT

[REDACTED]

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

[REDACTED]

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc, Effective July 24, 2008

[REDACTED]

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc, Effective July 24, 2008

                                   SCHEDULE F

                              CEDING COMPANY DATA

As provided for in Section 20.02, Ceding Company Data shall mean:

1. The CD overnighted to Swiss Re on July 24, 2008 containing the following files:

     VA Lapserate_2007 Q1_ERM.xls

     The Director M (HL & HLA).pdf

     The Director M Access (HL & HLA).pdf

     The Director M Edge (HL & HLA).pdf

     The Director M Outlook (HL & HLA).pdf

     The Director M Plus (HL & HLA).pdf

     HLBestEstF.tbl

     HLBestEstM.tbl

     lmprovement_Female.tbl

     Improvement_Male.tbl

     WD Rates by product to SR.tbl

     VA Lapse Summary_3312008

     200709 PF_PW to Swiss.xls

     YTD_Trend_200804 to Swiss.pdf

     YTD_InMoney(AV)_200804 to Swiss.pdf

     YTD_InMoney_Abbr_200804 to Swiss.pdf

     Fund Index to Swiss 20080611.xls

     FUND_CODE to SwissRe 20080611.xls

     2005 Mortality Study Final.pdf

     AMVI calc to Swiss 20080611.xls

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

     Correlation and LT Vol Calcs to Swiss.xls

     PWTYPE Tables to Swiss Re 20080722.xls

2. Binder sent to Swiss Re on February 25, 2008 containing Variable Annuity Contract policy forms and Guaranteed Income Benefit (GIB) rider policy forms

3. "PF DD Response to Swiss 7.2.08 (00168346).doc" e-mailed by Patrick Kennedy on July 2, 2008, which includes the following attached and sent files:

     HLIC 1Q08 10-Q.pdf (attached)

     HLIC 2007 10-K.pdf (attached)

     VA Complaint Log.xls (attached)

and the following files overnighted to Swiss Re on July 2, 2008:

     ILA April2007 PA (sent)

     HLIC Mar2005 AZ (sent)

     ILA Mar2005 AZ (sent)

     ILA Mar2007 NC (sent)

     ILA Nov20037 NC (sent)

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                   SCHEDULE G

                       ELIGIBLE SECURITY VALUATION RATES

ELIGIBLE SECURITY TYPE                  VALUATION RATE
------------------------------------------------------------------------------
Money Market funds and U.S. Treasury                  [REDACTED]
Securities having a remaining maturity
as of the relevant date of valuation
of not more than one (1) year.
U.S. Treasury Securities having a                     [REDACTED]
remaining maturity as of the relevant
date of valuation of more than one (1)
year but not more than five (5) years.
U.S. Treasury Securities having a                     [REDACTED]
remaining maturity as of the relevant
date of valuation of more than five
(5) years but not more than ten (10)
years.
U.S. Treasury Securities having a                     [REDACTED]
remaining maturity as of the relevant
valuation date of more than ten (10)
years

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                                   EXHIBIT I

                  NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

Principal First Reinsurance Agreement
Between Hartford Life Insurance Company and Swiss Re Life & Health America Inc. Effective July 24, 2008

                  NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made and entered into as of the 1st day of June, 2007, by and between Swiss Re Life & Life & Health America Inc. ("SRLHA"), a Connecticut corporation having its principle place of business located at 175 King Street, Armonk, New York and Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "HL")., Connecticut corporations having their principal places of business located at 200 Hopmeadow Street, Simsbury, Connecticut.

WHEREAS, SRLHA and HL will be engaging in discussions and negotiations regarding a possible business relationship between SRLHA and/or its [ILLEGIBLE], on the one hand, and HL or [ILLEGIBLE] of HL, on the other hand involving reinsurance of annuity business and /or longevity [ILLEGIBLE] (the Business); and

WHEREAS, the parties desire to keep the subject matter of these discussions and negotiations, as well as any information furnish [ILLEGIBLE] by them during the course of the [ILLEGIBLE] discussions and [ILLEGIBLE] confidential;

NOW, THEREFORE, consideration of the mutual premises contained herein, the parties referred to above [ILLEGIBLE] as folic.

1.  RECITALS. The above-written recitals ore true and accurate.

2. NON-DISCLOSURE. SRLHA, Affiliates of SRLHA, HL and Affiliates of HL, possess valuable business Information and data of a confidential, proprietary and/or trade secret nature, developed at great expense, which constitute assets of considerable value. The parties agree that all information and documentation hereinbefore or hereinafter furnished in connection with the discussions and [ILLEGIBLE] to in the recitals hereto, including, but not limited to, proprietary computer software, business and marketing plans, customer information, product information, pricing information, sales information, vendor information, agent and broker information, financial, legal, investigative, audit and other information concern [ILLEGIBLE] business and affaire of the parties, including confidential information provided at the direction of a party by [ILLEGIBLE] parties, shall constitute "Confidential information." Each party shall take all necessary steps to protect the Confidential Information from unauthorized or Inadvertent disclosure, including all steps that such, [ILLEGIBLE] takes to protect its own proprietary or confidential Information. For the purpose of the Agreement [ILLEGIBLE] of a party shall mean any corporation controlled by or under common control with not party.

The receiving party may use Confidential Information received by it solely to assist it in [ILLEGIBLE] business relationship with the disclosing party. No party may use the Confidential Information in any way which may be detrimental to the other party or any of its Affiliates, including, without limitation, using the Confidential Information to solicit any subscriber, insurance broker or agent, policyholder, [ILLEGIBLE] self-insured, or employee of either party or any of its Affiliates for employment, consultation, [ILLEGIBLE] of insurance business or other business purpose. Further, no party may use the Confidential Information as a basis for trading in the securities of any other party hereto. Unless required by [ILLEGIBLE] party, nor any of its Representative (as such term is defined herein), without the express written consent [ILLEGIBLE] party hereto, [ILLEGIBLE] close any Confidential Information or other information about the proposed business relationship, including the fact that discussions are taking place with respect the [ILLEGIBLE] status [ILLEGIBLE] fact that Confidential Information has been made available to both parties. Not withstanding foregoing, each party [ILLEGIBLE] disclose the Confidential Information, or portions thereof, to its Representation need know such information for purposes of evaluating the proposed business [ILLEGIBLE] the party disclosing the Confidential Information shall inform its Representations of the [ILLEGIBLE] Confidential Information, shall cause those persons to observe the term of this Agreement, and shall be liable for any breach by any of its Representatives). The term "Representatives" as used in this Agreement shall mean a party's Affiliates [including, without limitation, all parents, becomes, direct or indirect), directors, officers, employees, partners, [ILLEGIBLE] professional advisors, including attorneys, accountants, actuaries and brokers.

In the [ILLEGIBLE] that any party, or any Representative thereof, [ILLEGIBLE]

Interrogatory, request for documents, subpoana, investigative demand of other legal process) to disclose any of the Confidential Information, that party is required to provide the other with prompt prior written notice of such requirement so that the other party may seek an appropriate remedy and/or waive compliance. In the event that such protective order or other remedy is not obtained, or that a party waives compliance with the [ILLEGIBLE] hereof, [ILLEGIBLE] party which has been legally compelled to disclose Confidential Information agrees to furnish only that portion of the Confidential Information which is legally required and to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

3. EXCEPTIONS. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter to generally available to end known by the public other than by way of a wrongful disclosure by a party hereto or by any Representative of a party hereto; (ii) was or becomes available on a non-confidential basis from a source other than the parties hereto or their Representative provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (iii) independently was developed without violating any obligations under this Agreement and without the use of any Confidential Information. The parties hereto acknowledge that each party independently may [ILLEGIBLE] products similar to or identical with products of the other party hereto and that nothing [ILLEGIBLE] this agreement shall be construed to preclude such independent development so long as no Confidential Information [ILLEGIBLE] such development.

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable [ILLEGIBLE] laws, each party to this Agreement (and each employee [ILLEGIBLE] such party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction (the "Tax Treatment"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment [ILLEGIBLE] all materials of any kind (Including opinions of other tax [ILLEGIBLE] that [ILLEGIBLE] such party relation to the Tax Treatment. The permission to disclose the Tax Treatment is limited to any facts relevant the U.S. federal Income Tax Treatment and does not include information relating to the identify of the parties.

4. TERM OF AGREEMENT AND SURVIVAL OF OBLIGATIONS. In the event that SRLHA or one of its Affiliates and HL or one of its Affiliates enter into a business relationship at the conclusion of the [ILLEGIBLE] this Agreement will not be superseded by the provisions of the agreements that may be [ILLEGIBLE] by the parties except as expressly stated in such agreements. If either party that [ILLEGIBLE] it does not desire to proceed with further discussion of the business relationship, such party promptly shall advise the other party of that decision. Both parties further acknowledge and agree that each party reserves [ILLEGIBLE] right, in its sole and absolute discretion, to reject any or [ILLEGIBLE] proposals and to terminate discussions and negotiations at any time. In either case, or in the event that a [ILLEGIBLE] relationship is not consummated by SRLHA, [ILLEGIBLE] of its Affiliation and HL for any reason: (I) this Agreement shall remain in effect; and (II) except to the extent [ILLEGIBLE] is required by law or regulation to retain a copy, each party agrees to return or destroy all Confidential Information furnished by the other, and to destroy all copies, notes, summaries, tapes, records, or extracts thereof, or other documents on created by the parties in reviewing or analyzing the Confidential Information; provided that Confidential Information held in back-up computer, word processing or such [ILLEGIBLE] systems shall be destroyed only to the extent commercially feasible to do so. In the event that the owner of the Confidential Information has instructed the receiving party to destroy the Confidential Information, the receiving party shall certify to the that such Confidential Information has been destroyed. Should any [ILLEGIBLE] required by law or regulation in retain a copy of the Confidential Information, such party shall do so only for [ILLEGIBLE] time as may be required and, in the meantime, shall continue to abide by the terms of this Agreement.

Notwithstanding the foregoing, this Agreement and the obligations hereunder shall terminate (a) two (2) years after the termination of any business relationship between the parties related to the Business, or (b) five (5) [ILLEGIBLE] the date of this Agreement; years [ILLEGIBLE] whichever date is later.

5. REMEDIES FOR UNAUTHORIZED DISCLOSURE. The parties agree that any unauthorized disclosure of the Confidential Information to any person other than as specified herein shall constitute a breach of this Agreement, and the non-breaching party shall be entitled to [ILLEGIBLE] (I) monetary and other damages, expenses and costs incurred as a result of the disclosure of the Confidential Information; and (II) in the case of a threatened or continuing breach, temporary and permanent injunctive relief without showing or proving any actual damage sustained. In addition to a party being a breaching parties or its own unauthorized disclosure of Confidential Information, a party shall be deemed to be a breaching party if any of its Representatives makes an unauthorized disclosure of Confidential Information. In the event of [illegible] between the parties concerning the Confidential Information, the prevailing [illegible] shall be entitled to seek reimbursement of its reasonable coats therein, including but not limited to, receivable attorneys' fees, in addition to such other legal or equitable relief as the court may deem appropriate.

6. NON FINANCE Each of the parties understands and acknowledges that neither party nor any of its Representatives has made or hereby makes any representation or warranty, express or [illegible] as to the accuracy or completeness of the Confidential Information, and neither party nor any of its respective officers, directors, employees, stockholders, owners, agents or Representatives will have any liability to the other party or any other person resulting from such other party's use or the use by such other party's Representatives of the Confidential Information.

7. GOVERNING LAW AND JURISDICTION. The rights and obligations of the parties under the Agreement shall be governed by the laws of the State of New York and all questions relating to the [illegible] and construction of such rights and obligations shall be determined in accordance with Connecticut law, without regard to its conflict of law provisions. The undersigned hereby consent to the non-exclusive jurisdiction of any [illegible] federal or state, located in the City of New York.

8. ASSIGNMENT. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by either without the express prior written consent of the other party hereto. Any attempt by a party to transfer or assign the Agreement or any of its rights, [illegible] or obligations under this Agreement without such consent is void.

9. [ILLEGIBLE] EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and' and [illegible] permitted assigns.

10. NON-WAIVER. A non-breaching party's waiver or acquiescence [illegible] of this Agreement by a breaching party, or the failure of a non-breaching party to insist upon strict performance by a breaching party or any obligations contained in this Agreement, shall not constitutes a waiver of any subsequent of other breach [illegible]

11. SEVERABILITY. The provisions of this Agreement are severable. Should any provision hereof be held unlawful or invalid by any component authority, the remainder of this Agreement shall remain in full force and effect.

12. HEADINGS. The headings contained in this Agreement for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement [illegible] the parties, and all amendments, modifications or waivers hereto must be in writing and signed by [illegible] person on behalf of the party whom [illegible] enforcement is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SWISS RE LIFE & HEALTH AMERICA INC.    HARTFORD LIFE INSURANCE COMPANY

By:      /s/ [ILLEGIBLE]               By:      /s/ Daniel R. Guilbert
         ----------------------------           ----------------------------
Name:    [ILLEGIBLE]                   Name:    Daniel R. Guilbert
Title:   Managing Director             Title:   Vice President
Date:    5-31-07                       Date:    5-31-07

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Daniel R. Guilbert
         ----------------------------
Name:    Daniel R. Guilbert
Title:   Vice President
Date:    5-31-07

                                   EXHIBIT II

                                Trust Agreement

                                   [REDACTED]